Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-126959) of China Automotive Systems, Inc. of our report dated March 30, 2017 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers ZhongTian LLP
PricewaterhouseCoopers ZhongTian LLP
Shanghai, People’s Republic of China
March 30, 2017